UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2019

LOGICBIO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38707	47-1514975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Erie St. Cambridge, MA		02139
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (617) 245-0399

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.

LogicBio Therapeutics, Inc. (the “Company”) anticipates holding its 2019 annual meeting of stockholders (the “Annual Meeting”) on June 25, 2019 and sending proxy materials relating to the Annual Meeting on or around April 29, 2019. Because the Company did not hold an annual meeting of stockholders in 2018, in accordance with Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company has set a deadline for the receipt of any stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”) for inclusion in the Company’s proxy materials relating to the Annual Meeting. In order for a proposal under Rule 14a-8 to be timely, it must be received by the Company’s Secretary at the principal executive offices of the Company by April 22, 2019, which the Company has determined to be a reasonable time before the Company’s proxy statement is due to be printed and sent. Such proposals must also comply with the Company’s Amended and Restated Bylaws (the “Bylaws”) and the rules of the Securities and Exchange Commission regarding the inclusion of stockholder proposals in proxy materials, and any such proposal may be omitted if not in compliance with applicable requirements.

The address of the Company’s principal executive offices is 99 Erie St., Cambridge, Massachusetts 02139.

Stockholders wishing to nominate a director or propose matters to be considered at the Annual Meeting in the manner contemplated by the Bylaws must submit timely notice thereof to the Company in order for such matters to be considered at the Annual Meeting. Because the Company did not hold an annual meeting of stockholders in 2018, in accordance with Section 1.2(c) of the Bylaws, to be timely, such notice must be received by the Secretary by April 28, 2019. Such proposals must also comply with all other requirements set forth in the Bylaws and other applicable laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGICBIO THERAPEUTICS, INC.

By:	/s/ Matthias Jaffé
Matthias Jaffé Chief Financial Officer

Date: April 18, 2019